Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Taysha Gene Therapies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $0.00001 per share	—	(1)	(2)	(2)	—	—
	Equity	Preferred stock, par value $0.00001 per share	—	(1)	(2)	(2)	—	—
	Debt	Debt Securities	—	(1)	(2)	(2)	—	—
	Other	Warrants	—	(1)	(2)	(2)	—	—
	Unallocated (Universal) shelf	—	Rule 457(o)	(1)	(2)	$300,000,000	0.00015310	$45,930.00(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carryforward Securities

Carry Forward Securities	Equity	Common stock, par value $0.00001 per share	—	—		—		—

	Equity	Preferred stock, par value $0.00001 per share	—	—		—		—

	Debt	Debt Securities	—	—		—		—

	Other	Warrants	—	—		—		—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(1)		$226,190,796.50 (2)(3)		—	S-3	333-260069	October 14, 2021	$20,967.88(3)

	Total Offering Amounts					$300,000,000(1)(3)		$45,930.00
	Total Fees Previously Paid							$20,967.90(3)
	Total Fee Offsets							—
	Net Fee Due							$24,962.12

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock, and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $226,190,796.50 of unsold securities (the “Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-260069) (the “Prior Registration Statement”), which was declared effective on October 14, 2021. The Prior Registration Statement expired on October 14, 2024. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $32,445 with respect to an aggregate of $350,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $20,967.89 is associated with the Unsold Securities. Pursuant to Rule 457(p), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder.